Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Quarterly Report of Flow International Corporation, a Washington corporation (the “Company”), on Form 10-Q/A for the quarter ending October 31, 2005 as filed with the Securities and Exchange Commission (the “Report”), I, Stephen R. Light, Principal Executive Officer of the Company, and Douglas P. Fletcher, the Principal Financial Officer of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ STEPHEN R. LIGHT	Dated February 1, 2006
Stephen R. Light Principal Executive Officer

/s/ DOUGLAS P. FLETCHER	Dated February 1, 2006
DOUGLAS P. FLETCHER Principal Financial Officer